UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

001-37404

(Commission File Number)

DAVIDsTEA Inc.
(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

5430 Ferrier, Town of Mount-Royal, Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	DTEA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On December 15, 2020, the Québec Superior Court (the “Canadian Court”) issued an order (the “Order”) in the proceedings of DAVIDsTEA Inc. (the “Company”), a corporation incorporated under the Canada Business Corporations Act, and its wholly-owned subsidiary, DAVIDsTEA (USA), Inc. under the Companies’ Creditors Arrangement Act (Canada). The Order, among other things, extended to March 19, 2021 the stay of proceedings and application of the first day initial order issued by the Canadian Court on July 8, 2020, approved a Key Employee Retention Plan and addressed certain administrative matters.

Item 2.02 Results of Operations and Financial Condition

On December 15, 2020, the Company issued a press release announcing its financial results for the three and nine-month periods ended October 31, 2020.

A copy of the press release related to this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference to this Item 2.02. The information contained in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, the Company issued a press release announcing that effective December 16, 2020, Herschel Segal resigned as interim Chief Executive Officer, but will remain Chairman of the Board of Directors. During the period commencing on December 16, 2020, Mr. Segal will serve as the Company’s Strategic Advisor, as set forth in an Employment Agreement effective as of December 16, 2020. Mr. Segal’s base annual compensation will be CAD $150,000. He will be eligible for approved business expenses and special discretionary travel and expense reimbursements. The foregoing description of the Mr. Segal’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1, and hereby incorporated by reference herein.

The Company also announced that Frank Zitella was appointed as President effective as of December 16, 2020. Mr. Zitella, 55, joined the Company on December 10, 2018 as Chief Financial Officer and Corporate Secretary and on April 26, 2019 assumed responsibilities as the Company’s Chief Operating Officer. Mr. Zitella has close to 30 years of finance, strategic planning and corporate tax planning experience and served for over eleven years as the Vice President and Chief Financial Officer of DST Health Solutions, LLC, a subsidiary of SS&C Technologies Holdings, Inc. (Nasdaq: SSNC), and for over eight years as the Chief Financial Officer of International Financial Data Services, a joint venture between State Street Bank and SS&C Technologies Holdings, Inc. Mr. Zitella received his Bachelor of Commerce degree from Concordia University, Montreal, Québec and his Graduate Diploma in Public Accountancy from McGill University, Montreal, Québec. Mr. Zitella is a resident of Québec, Canada.

The Company also announced that Sarah Segal was appointed as Chief Executive Officer effective as of December 16, 2020. Ms. Segal, 36, served as the President and Head of Product Development and Tea Department for the Company from December 2010 to September 2012. Since May 2013, Ms. Segal has served as the CEO of the retail company Oink Oink Candy Inc. “SQUISH Candies”), based in Montreal, Québec. In 2017, Ms. Segal was appointed VP, Product Development & Innovation at the Company and August 21, 2018 was appointed Chief Brand Officer. Ms. Segal received a Bachelor of Arts degree in Environmental Health from McGill University, Montreal, Québec, and an M.Sc. degree in Water Science, Policy and Management from Oxford University, Oxford, England. Ms. Segal is a resident of Québec, Canada. Ms. Segal is the daughter of Herschel Segal, Chairman of the Board of Directors of the Company and the owner of Rainy Day Investments Ltd. (“RDI”), which controls approximately 46% of the outstanding shares of the Company.

During the second quarter of 2019, the Company entered into a secured loan agreement, as amended September 13, 2019 with Squish Candies, as borrower, and RDI, as guarantor pursuant to which the Company agreed to lend to Squish an up to $2.0 million. During the first quarter of 2020, the loan was fully repaid.

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The Company has entered into new Executive Employment Agreements (each an “Executive Employment Agreement”) with Mr. Zitella and Ms. Segal (each an “Executive”) dated December 16, 2020, pursuant to which Mr. Zitella’s base annual compensation will be CAD $425,000 and Ms. Segal’s base annual compensation will be CAD $450,000 (each, that Executive’s “Base Salary”). Each Executive will receive a CAD $7,200 annual transportation allowance. Commencing with the Company’s fiscal year ending January 2022, each Executive will be eligible for a short-term cash incentive bonus of up to 100% of the Executive’s Base Salary, non-cash incentive bonus of up to 50% of the Executive’s Base Salary, and will be eligible for a long-term incentive award of up to 30% of the Executive’s Base Salary pursuant to the Company’s Long-Term Incentive Award Program. Short-term incentive bonuses are based on achieving performance objectives established by the Human Resources and Compensation Committee of the Board of Directors (“HRCC”) in respect of each applicable fiscal year. The structure of long-term incentive awards are determined by the HRCC, and to the extent awards include performance measures, such performance measures will be determined by the HRCC in consultation with the Executive. Each Executive’s Executive Employment Agreement is also be subject to the following terms and any term not defined in the below description shall have the meaning ascribed to in the respective Executive’s Employment Agreement:

Termination for Cause

Upon termination for Cause the Executive shall only be entitled to (i) earned but unpaid Base Salary, (ii) unpaid business expense reimbursement and (iii) an amount payable for accrued but unused vacation days.

Voluntary Resignation

Upon voluntary resignation, the Executive is entitled to payment of the (i) earned but unpaid Base Salary, (ii) unpaid business expense reimbursement, (iii) an amount payable for accrued but unused vacation days,(iv) the payment of any awarded but unpaid bonus for the year preceding the year during which the resignation occurs and (v) is also eligible for a prorated portion of any bonus that becomes payable for that fiscal year, as determined by the HRCC at the end of that fiscal year (collectively, the “Termination Payments”).

Termination Without Cause

If the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason, the Executive will be entitled to the Termination Payments. In addition, any stock options, RSUs, stock units or other long-term incentive grants held by the Executive will be deemed vested on the date of termination. If the Executive remains a full-time employee of the Company for a period of six months following a Change of Control of the Company, the Executive shall be entitled to the Termination Payments and acceleration applicable in the event of termination without Cause or for Good Reason.

In addition, if Ms. Segal has less than eighteen complete years of service with the Company as of the date the termination notice is given, payment of an indemnity in lieu of notice equal to eighteen months of her Base Salary will be awarded, plus an amount equal to the performance based bonus at Target. If Ms. Segal has more than eighteen complete years of service with the Company as of the date the termination notice is given, payment of an indemnity in lieu of notice equal to twenty-fourth months of her Base Salary will be awarded, plus an amount equal to two times the performance based bonus at Target.

In addition, if Mr. Zitella has less than ten complete years of service with the Company as of the date the termination notice is given, payment of an indemnity in lieu of notice equal to twelve months of his Base Salary will be awarded, plus an amount equal to the performance based bonus at Target. if Mr. Zitella has more than ten complete years and less than eighteen years of service with the Company as of the date the termination notice is given, payment of an indemnity in lieu of notice equal eighteen months of his Base Salary will be awarded, plus an amount equal to one and a half times the performance based bonus at Target. If Mr. Zitella has more than eighteen complete years of service with the Company as of the date the termination notice is given, payment of an indemnity in lieu of notice equal to twenty-fourth months of his Base Salary will be awarded, plus an amount equal to two times the performance based bonus at Target.

The foregoing descriptions of each of Executive’s Employment Agreement does not purport to be complete and each description is qualified in its entirety by reference to the full text of the respective Executive Employment Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3 and hereby incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 15, 2020, the Company issued a press release announcing the Canadian Court issued the Order.

A copy of the press release related to this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference to this Item 7.01. The information contained in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

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Cautionary Forward-Looking Statements

This Current Report on Form 8-K includes statements that express our opinions, expectations, beliefs, plans or assumptions regarding future events or future results and there are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes”, “expects”, “may”, “will”, “should”, “approximately”, “intends”, “plans”, “estimates” or “anticipates” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our restructuring process, the COVID-19 pandemic, our strategy of transitioning to e-commerce and wholesale sales, future sales through our e-commerce and wholesale channels, the closing of certain of our retail stores, future lease liabilities, our results of operations, financial condition, liquidity and prospects, the impact of the COVID-19 pandemic on the global macroeconomic environment, and our ability to avoid the delisting of the Company’s common stock by Nasdaq due to the restructuring or our inability to maintain compliance with Nasdaq listing requirements.

While we believe these opinions and expectations are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2020, filed with the SEC on June 16, 2020, in our Form 10-Q for the three-month period ended May, 2, 2020 filed with the United States Securities and Exchange Commission on July 31, 2020, and in our Form 10-Q for the three-month period ended August 1, 2020 filed with the United States Securities and Exchange Commission on September 21, 2020.

These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially-available relevant information. In light of these risks, uncertainties and assumptions, investors are cautioned not to unduly rely upon these statements.

Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement effective as of December 16, 2020, between DAVIDsTEA Inc. and Herschel Segal
10.2	Executive Employment Agreement effective as of December 16, 2020, between DAVIDsTEA Inc. and Frank Zitella
10.3	Executive Employment Agreement effective as of December 16, 2020, between DAVIDsTEA Inc. and Sarah Segal
99.1	Press Release, dated December 15, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA INC.

Date: December 21, 2020	By:	/s/ Frank Zitella
	Name:	Frank Zitella
	Title:	President, and Chief Financial and Operating Officer

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